UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.1a-11(c) or ss.240.1a-12

                              ATOMIC BURRITO, INC.
                (Name of Registrant as Specified In Its Charter)

                      The Board of Directors of Registrant
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]     No fee required
[ ]     Fee computed on  table below per Exchange Act Rules 14a-6(i)(4) and 0-11

        1) Title of each  class of  securities  to  which  transaction  applies:
        2) Aggregate  number  of  securities   to  which   transaction  applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount previously paid:
        2)  Form, Schedule or Registration Statement No.:
        3)  Filing Party:
        4)  Date Filed:

                             ATOMIC BURRITO, INC.
                        1601 N.W. Expressway, Suite 1910
                          Oklahoma City, Oklahoma 73118

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 March 28, 2001

To the Shareholders:

        Atomic Burrito, Inc. (the "Company") will hold a Annual Meeting of Shareholders (the "Annual Meeting") on Wednesday, March 28, 2001, at 2:30 p.m., CT, at 1601 N.W. Expressway, Suite 1910, Oklahoma City, Oklahoma. The Shareholders will meet to consider:

        (1) Electing four directors to serve until the 2001 Annual Meeting of Shareholders;

        (2) To  approve  an   amendment   to  the   Company's   Certificate   of
            Incorporation to change the name of the Company from Atomic Burrito, Inc. to Atomic Entertainment, Inc.

        (3) A series of amendments to the Company's Certificate of Incorporation, as amended, to effect, at any time prior to January 1, 2000, a reverse stock split of the Company's common stock, par value $.01 per share (the "Common Stock"), whereby each 2, 4, 7.5 and 10 shares would be combined, converted and changed into one share of Common Stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors; and

        (4) Transacting such other business as may properly come before such meeting or any adjournment.

        The record date for the Annual Meeting is February 26, 2001. Only Shareholders of record at the close of business on that date can vote at the Annual Meeting.

        We hope you will attend the Annual Meeting. IF YOU DO NOT PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY. TO ENCOURAGE THE USE OF PROXIES, WE HAVE ENCLOSED A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE FOR YOUR USE.


                                                       Sincerely



                                                     Don W. Grimmett
                                                       [President]

February 28, 2001

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 March 28, 2001


        Atomic Burrito, Inc. ("Atomic", the "Company" or "We") furnishes this Proxy Statement to inform its Shareholders about the upcoming Annual Meeting. The Company is holding this Annual Meeting as its 2000 Annual Meeting. To encourage your participation, Atomic's Board of Directors is soliciting proxies to be used at the Annual Meeting.

        We are mailing this Proxy Statement and the accompanying proxy card to Shareholders beginning February 28, 2001.

General Information

        Who Votes. If you hold shares of Common Stock or Series A Preferred Stock as of the Record Date, February 26, 2001, you may vote at the Annual Meeting. Each share is entitled to one vote. All shares vote together as a single class. On February 26, 2001, the Company had outstanding 4,757,121 shares of Common Stock and 40,000 shares of Series A Preferred Stock.

        How To Vote. You can vote in one of two ways. You can vote by mail, or you can vote in person at the meeting.

        You may vote by mail by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed envelope. We will vote your shares according to your instructions. You can tell us to vote for all, either, or none of the nominees for director. You can tell us to approve, disapprove, or abstain from voting on the independent auditors. We have provided information about the director nominees and the independent auditors in the following pages of this proxy statement. If you return a signed proxy card, but do not give any instructions, we will vote your shares as recommended by our board of directors.

        You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

        Voting Shares In "Street Name". If your shares are held in "street name", your bank or brokerage firm is the record holder of your shares. We will send proxy materials to it and it will forward those materials to you. To vote your shares you must instruct your bank or brokerage firm according to the directions it provides you. If you do not instruct your bank or brokerage firm, it can vote your shares with respect to certain "discretionary" items (such as the election of directors and ratification of independent auditors), but can not vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes".

        If your shares are held in street name and wish to vote at the Annual Meeting, you will need to obtain a proxy from your bank or brokerage firm.

        Changing Your Proxy. You can change or cancel your proxy at any time before we vote your shares in any of three ways:

           (1) by giving the Secretary a written cancellation;

           (2) by giving a later signed proxy; or

           (3) by voting in person at the Annual Meeting.

        Counting the Necessary Votes. Directors are elected by a plurality of votes, which means that the four director nominees (the number of positions to be filled) receiving the highest number of votes will be elected. To approved the name change and the reverse stock split, these items must receive a majority of all the shares outstanding and eligible to vote at the Annual Meeting. If any incidental business is transacted at the Annual Meeting, the incidental business must receive a majority of the votes that could be cast at the Annual Meeting.

        The votes that could be cast are the votes actually cast plus abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal. Proxies submitted by brokers that do not indicate a vote for the proposal (usually because the brokers don't have discretionary voting authority and haven't received instructions as to how to vote) are not considered "shares present" and will not affect the outcome of the vote. These broker proxies are referred to as "broker non-votes".

        Confidentiality of Voting. We will keep your vote confidential. Your vote will be known only to the inspector of election and others involved in the tabulation. The inspector will not disclose your vote to the directors or the executive officers. We will not disclose your vote, unless (i) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (ii) there is a contested election for the board of directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy.

        Incidental Business. Proxies customarily ask for authority to transact other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the election of directors, the name change and the reverse stock split, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. Under our Bylaws, no substantive business besides that stated in the meeting notice may be transacted at any meeting of Shareholders. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares as they think best unless you otherwise direct.


                                     ITEM 1
                              ELECTION OF DIRECTORS

        [Four - JH] directors will be elected at this year's Annual Meeting. Each director will serve until the next Annual Meeting or until he or she is succeeded by another qualified director who has been elected.

        We shall vote your shares as you tell us on the enclosed proxy form. If you sign, date, and return the proxy form, but don't tell us how you want your shares voted, we shall vote your shares for the election of the following nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

        The [four - JH] nominees for director are now members of the Board of Directors.

        The Board of Directors recommends voting "For" the nominees.

Biographical Information

        The following table sets forth the name and age of each nominee listed in the enclosed form of proxy, his principal position with the Company, and the year he became a director.
                                Director
        Name               Age   Since    Position
        -----              ---  --------  ---------
        Joe R. Love        60    1996      Director

        John R. Ritter     42    1997      Director

        John E. Adams      60    1998      Director

        Don W. Grimmett    45              President and Chief Financial Officer

        Joe R. Love graduated from the University of Oklahoma in 1960 with a degree in Finance. Since 1990 he has served as Chairman of C.H. Financial Corporation, Oklahoma City, Oklahoma, a financial services company. Mr. Love has served as a director of First Cash, Inc., Arlington, Texas, a public company which owns a national chain of pawn shops, since 1991. Mr. Love also has served since 1989 as a director of Tatonka Energy Corporation, Dallas, Texas, a public company engaged in oil and gas exploration and production and in the management of radiology and diagnostic imaging centers.

        John R. Ritter currently serves as Vice President of Data Information Services, Inc. a company specializing in pre-employment screening. He also is an independent management consultant specializing in the restaurant industry, in which he has been involved for over 15 years. From 1981 to 1994, Mr. Ritter was employed by the McDonalds Corporation, both in the field and the corporate offices. He last served as Senior Business Consultant, working with McDonalds franchisees in the development of their businesses. He resides in Eureka Springs, Arkansas.

        John E. Adams  currently  works in the  investment  banking and research division of LaSalle Street Securities, a Chicago-based, NASD-member broker-dealer firm. Prior to his affiliation with LaSalle, he was with Capital West Securities , an Oklahoma City broker-dealer in ITS investment banking division. He was previously a principal in the broker dealer firm, Adams, James, Foor & Company, and currently serves on the board of Super Corp., Inc. Mr. Adams graduated from the University of Oklahoma in 1961 with a B.B.A. degree in finance.

        Don W. Grimmett has been the President and Chief Financial Officer of the Company since August 2000 and was the Vice President of Operations from 1996 through August 2000. He has extensive experience in the restaurant and night club business, receiving his initial restaurant management training in 1978 with Gilbert/Robinson, Inc. (Houlihan's Old Place and Biba's) in Kansas City, Missouri. During his career, he has served in increasing capacities as assistant manager, general manager, Director of Operations and Vice President for such nationally know operations as Champion Sports Bar, Washington, D.C.; Greenstreet and Chiquita's; an Applebee's Restaurants franchisee in Houston, Texas: and Pyramid Pizza in Kansas City. Mr. Grimmett has long-term experience in development and implementation of marketing and promotions strategies as well as restaurant and club operations management.

Service on the Board

        Board Meetings and Committees. The Board of Directors held [five - JH] meetings in 1999. Management also periodically conferred with directors between meetings regarding Company affairs. During 1999, all directors attended 75% or more of the total aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served. [JH confirm]

        In 1999, the Audit Committee was composed of Messrs. Adams and Love, both of whom are non-employee directors. It met twice in 1999 with both members attending [JH confirm]. The Audit Committee recommends to the whole Board of Directors the selection of independent certified public accountants to audit annually the books and records of the Company, reviews the activities and report of the independent certified public accountants, and reports the results of the review to the whole Board of Directors. The Audit Committee also monitors the internal controls of the Company. Its report is included in this Proxy Statement and its charter is attached as Exhibit B.

        The Board of Directors has appointed a Compensation Committee, which is composed of Messrs. Love and Ritter, both of whom are non-employee directors. The Compensation Committee met twice in 1999 with both members attending [JH confirm]. It provides a general review of Atomic's compensation and benefit plans to ensure that the plans meet corporate objectives. In addition, the Compensation Committee reviews the recommendations of the President on the (i) compensation of all officers of Atomic, (ii) granting of awards under Atomic's stock option and other benefit plans and (iii) adopting and changing major Company compensation policies and practices. The Compensation Committee reports its recommendations to the whole Board of Directors for approval. Its report is included elsewhere in this Proxy Statement.

        The Board has not delegated its functions to any other standing committees, and thus has not created executive, nominating or other similar committees.

        Director Compensation. The Company's non-employee directors (currently Messrs. Adams, Love and Ritter) are reimbursed for all ordinary and necessary expenses incurred in the conduct of the Company's business, but receive no cash compensation for their service. Under the Omnibus Plan, each director receives an annual grant of stock options covering 25,000 shares of Common Stock. The exercise price of the options is the fair market price at date of grant. The December 12, 1997 grants to directors covered options for a total of 75,000 shares with exercise prices of $.75 per share. The December 31, 1998 grants to directors covered options for a total of 75,000 shares. These options also have exercise prices of $.75 per share. The December 31, 1999 grants to directors covered options for a total of 75,000 shares [JH confirm]. These options also have exercise prices of $.75 per share [JH confirm].

        Liability of Directors and Officers and Indemnification. The Company's Certificate of Incorporation limit the liability of directors to shareholders for monetary damages for breach of a fiduciary duty except in the case of liability: (i) for any breach of their duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful distributions as provided in the Oklahoma General Corporation Act ("OGCA"); or
(iv) for any transaction from which the director derived an improper personal benefit.

        Under the Company's Bylaws, the directors and officers are indemnified against all liability and expense (including attorneys' fees) incurred for acting in the Company's behalf. The Company's obligation to indemnify its directors and officers is limited by the OGCA (and the Bylaws), which requires that the directors and officers have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the
Company. The obligation to indemnify may also be limited by public policy considerations. The Securities and Exchange Commission takes the position that the indemnification of directors, officers and controlling persons for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy and is unenforceable. The Bylaws or the OGCA are not the exclusive source of indemnification for directors or officers. The Company may (but is not obligated to) indemnify its directors or officers by agreement, by vote of shareholders or disinterested directors or otherwise.

        There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being or may be sought, and the Company is not aware of any other pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.


                                     ITEM 2
                               COMPANY NAME CHANGE

        On February ___ [JH], 2001, the Board of Directors adopted a resolution to amend the Company's Certificate of Incorporation (the "Certificate") to change the name of the Company from "Atomic Burrito, Inc." to "Atomic
Entertainment, Inc." Since the Company has disposed of its Atomic Burrito restaurants and does not intend to pursue that concept, the Board of Directors believes that the Company and its shareholders would benefit from the proposed name change.

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock will be required to approve the proposal to amend the Company's Certificate to change the name of the Company. As a result, broker non-votes and abstentions will have the same effect as negative votes.

        The Board of Directors Recommends a Vote in Favor of the Name Change.

                                     ITEM 3
                             REVERSE SPLIT PROPOSAL

        APPROVAL OF A SERIES OF AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECT, AT ANY TIME PRIOR TO JANUARY 1, 2000, REVERSE SPLITS OF THE COMPANY'S COMMON STOCK, WHEREBY EACH 2, 4, 7.5 AND 10 OUTSTANDING SHARES WOULD BE COMBINED, CONVERTED AND CHANGED INTO ONE SHARE OF COMMON STOCK, WITH THE EFFECTIVENESS OF ONE OF THE AMENDMENTS AND THE ABANDONMENT OF THE OTHER AMENDMENTS, OR THE ABANDONMENT OF ALL AMENDMENTS, TO BE DETERMINED BY THE BOARD.

General

        On January 25, 1999, the Board of Directors authorized a series of amendments to the Company's Articles of Incorporation, as amended ("Articles of Incorporation"), to effect reverse stock splits of the Company's Common Stock. The amendments would convert each 2, 4, 7.5 and 10 outstanding shares into one share of Common Stock (the "Reverse Splits"). If approved by the shareholders, the Board will determine, prior to January 1, 2000, whether to effect one of the amendments and abandon the other amendments, or to abandon all of the amendments, in which case no reverse split will occur.

        By approving these amendments, the shareholders are authorizing the Board in its discretion to effectuate the Reverse Split in any of the following ratios: 2:1, 4:1, 7.5:1, and 10:1, or to abandon the Reverse Splits. The Board believes that shareholder approval of a range of reverse split ratios (as opposed to a specified exchange ratio) will provide the Board with flexibility to achieve the purpose of the Reverse Splits. See "Reason for the Reverse Splits" below.

        The form of amendment to Company's Articles of Incorporation is attached to this Proxy Statement as Exhibit "A" (the "Amendment"). A Reverse Split would become effective when the Amendment is filed with the office of the Secretary of State of the State of Oklahoma (the "Effective Date"). Except with respect to fractional shares, on the Effective Date, each share of Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock") will be automatically and without any action on the part of the shareholders converted into new shares of Common Stock (the "New Common Stock") in accordance with the Reverse Split ratio determined by the Board within the limits set forth in this Proposal, that is, 0.5 share, for the ratio 2:1, through and including 0.1 share, for the ratio 10:1.

        Except as may result from the payment of cash for fractional shares, each shareholder will hold the same percentage of Common Stock outstanding immediately following a Reverse Split as each such shareholder did immediately prior to such Reverse Split. Upon effectiveness, a Reverse Split will result in a reduction of the number of shares of Common Stock issued and outstanding and a corresponding increase in the number of authorized, but unissued shares of the Company's Common Stock.

Reason for the Reverse Splits; Effects of Non-Approval of the Reverse Splits

        The principal reason for the Reverse Splits is the desire to remain eligible for listing on The Nasdaq SmallCap Market. Since July 22, 1998, the Company's shares of Common Stock have intermittently traded below $1.00, which is the minimum bid price for continued listing in the Nasdaq SmallCap Market. In a letter dated August 28, 1998, Nasdaq informed the Company that it must remedy the failure to meet the minimum bid price, unless the trading price of the Common Stock increases. On February 4, 1999, the Company was afforded a Nasdaq hearing regarding its continued listing and was given until April 15, 1999, to comply with the minimum bid price requirements. [JH to update]

        Failure to meet the minimum bid price requirement will result in a delisting of the Common Stock from the Nasdaq SmallCap Market. Shares of delisted companies are traded in the over-the-counter market on an electronic bulletin board commonly referred to as the "pink sheets." It is generally believed that "pink sheet stocks" are subject to more fluctuations in price and are less liquid in trading than listed stocks.

        The Board of Directors believes continued listing on Nasdaq is in the best interests of the Company and the shareholders and proposes these Reverse Splits to increase the market value per share of the Company's Common Stock (assuming a proportionate change in stock price) to meet the $1.00 per share minimum bid price. The Board of Directors believe that if the Company's Stock were traded on the pink sheets, it would become more difficult to obtain accurate quotations as to the price of the Common Stock, hindering trading of the shares. In addition, willingness of brokers to trade the delisted shares may be adversely effected by the fact delisted stocks are subject to "penny-stock" rules that impose additional sales practice requirements on broker-dealers and because many brokerage houses have policies and commission structures that tend to discourage brokers from dealing in lower priced stocks.

        The Board of Directors of the Company reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to decide not to proceed with the Reverse Splits if at any time prior to its effectiveness it determines, in its sole discretion, that the Reverse Splits is no longer in the best interests of the Company and its shareholders.

Effects of the Reverse Splits on Ownership and Control

        If effected, the Reverse Split would reduce the number of outstanding shares of the Company's Common Stock and the number of shares issuable upon exercise or conversion of options, warrants and convertible Preferred Stock, but would have no effect on the number or par value of authorized shares of the Company's Common Stock or Preferred Stock. As a result, the Reverse Split will increase the number of authorized, but unissued and unreserved shares of Common Stock. The percentage and number of authorized, but unissued and unreserved shares would increase from 81.0% (currently) to between approximately 91.5% or 22,621,440 shares (if the ratio of 2:1 were effected) and 98.1% or 24,524,288 shares (if the ratio of 10:1 were effected).

        Except for nominal reductions resulting from cash payments for fractional shares, the Reverse Split will not reduce any shareholder's proportionate equity interest in the Company in relation to the other shareholders or the rights, preference, privileges or priorities of any shareholder. The Reverse Split will increase the number of authorized, but unissued and unreserved shares of Common Stock. This increase will subject a shareholder's percentage of ownership of the New Common Stock to greater possible dilution than the shareholder would have faced with the Old Common Stock.

        The Board of Directors has determined that retaining 25,000,000 authorized shares of Common Stock (rather than proportionately reducing the number of authorized shares) is desirable to make shares readily available for future issuances of stock to raise capital in private or public transactions, as well as future possible merger or acquisition transactions, should opportunities arise. Subject to Nasdaq listing requirements which may require shareholder approval in certain instances, the Board of Directors may be able to issue authorized, but unissued shares without shareholder approval. The Company has no plans to issue additional shares of Common Stock, other than pursuant to outstanding options, warrants and convertible Preferred Stock. As of February 26, 2001, 25,000,000 shares of Common Stock were authorized, 4,757,121 of which were issued and outstanding [JH confirm shares outstanding]. The Company has outstanding options, warrants, convertible Preferred Stock and other rights to acquire Common Stock covering an additional 2,852,000 shares [JH confirm outstanding options, warrants, convertible Preferred Stock and other rights].

Effects of the Reverse Splits on Market Price and Marketability

        The Board of Directors expects the per share price of the Company's Common Stock, upon effectiveness of the Reverse Split, to rise above the $1.00 minimum price bid required by Nasdaq. There can be no assurance, however, that such an increase in price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Split as there are numerous factors and contingencies which could affect the price. In addition, there can be no assurance that the Common Stock will sustain any increased price level as a result of the Reverse Split, or that the reduced number of shares outstanding after the Reverse Split will not adversely affect the liquidity or market price of the Common Stock. There can be no assurance that the Company will continue to meet the listing requirements of Nasdaq following the Reverse Split.

        A Reverse Split will result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of such Reverse Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares ("round-lots").

Effects of the Reverse Splits on Record Holders

        On February 26, 2001, there were 84 holders of record of the Company's Common Stock, one of whom held less than five shares [JH confirm]. Since any shareholder holding five or more shares would continue to hold at least one share following a Reverse Split, the Company expects that the number of record holders will not change significantly because of a Reverse Split.

Effects of the Reverse Splits on Dividends

        The issuance of additional authorized, but unissued and unreserved shares of Common Stock might be disadvantageous to current shareholders in that any additional shares could potentially reduce per share dividends, if any. Shareholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends on Common Stock, has not adopted any policy with respect to the payment of dividends on Common Stock, and does not intend to pay any cash dividends on Common Stock in the foreseeable future. The Company instead intends to utilize retained earnings, if any, for use in financing growth and additional business opportunities.

Effects of the Reverse Splits on Takeovers

        The issuance of additional shares of Common Stock available for issuance as a result of a Reverse Split, while providing desirable flexibility in carrying out corporate purposes, could potentially make it more difficult for a third party to acquire, or discourage a third party from obtaining, a majority of the outstanding Common Stock of the Company, thereby having an anti-takeover effect. Although the Company's management does not view this proposal as a means of doing so, the Company could potentially use the additionally authorized, but unissued shares of Common Stock to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing shares with purchasers who would side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transaction were opposed by the Board. Although the increase in the number of authorized, but unissued shares of Common Stock of the Company could be construed as having such anti-takeover effects, neither the Board nor the Company's management views this proposal in that perspective; rather, as described above, the Company anticipates that the newly authorized shares of Common Stock would be used for future capital raising activities.

Effects of the Reverse Splits on Registration and Voting

        The Company's Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. A Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act. After a Reverse Split, the Company's Common Stock will continue to be reported on the Nasdaq SmallCap Market (assuming it meets all applicable listing requirements) under the symbol "WCCI" (although Nasdaq will add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate the Reverse Split has occurred).

        Proportionate voting rights and other rights of the holders of Common Stock will not be affected by a Reverse Split (other than as a result of the payment of cash in lieu of fractional shares, as described below). Although a Reverse Split will not affect the rights of shareholders or any shareholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), a Reverse Split will increase the ability of the Board to issue authorized and unissued shares without further shareholder action.

Effects of the Reverse Splits on Reserved Shares and Par Value

        The Reverse Splits will reduce proportionately the number of shares and increase the exercise price per share of Common Stock covered by outstanding options and warrants. As of February 26, 2001, the aggregate number of shares of Common Stock currently authorized for issuance under the employee stock option plans is 677,000 at exercise prices ranging from $.75 to $2.00 (prior to giving effect to any of the Reverse Splits) [JH confirm]. In addition to the outstanding options under the Company's employee stock option plan, the Company also has outstanding warrants to purchase up to 1,275,000 shares of the Company's Common Stock at exercise prices ranging from $.75 to $6.30 (prior to giving effect to any of the Reverse Splits) [JH confirm].

        Each share of the Company's Preferred Stock is convertible into ten shares of Common Stock. This ratio will be proportionately reduced by the exchange ratio of the Reverse Split, that is, a 10:1 Reverse Split would result in one share of Common Stock for each share of Preferred Stock, a 2:1 Reverse Split would result in five shares, and so forth. The Company has also reserved for issuance 900,000 shares under two purchase agreements at $.75 per share (prior to giving effect to any of the Reverse Splits) [JH confirm]. The Reverse Splits will reduce proportionately the number of shares and increase the purchase price per share under these agreements.

        The par value of the Company's Common Stock will remain at $0.01 per share following the Effective Date of a Reverse Split, although the number of shares of Common Stock issued and outstanding will be reduced. Accordingly, the aggregate par value of the issued and outstanding Common Stock also will be reduced. In addition, the number of authorized, but unissued shares of Common Stock effectively will be increased by a Reverse Split.

Mechanics of the Reverse Split

        If the Reverse Splits are approved by the shareholders, the Amendment will be filed with the Oklahoma Secretary of State, and the Reverse Split will thus be effected unless abandoned by the Board of Directors. Immediately upon the filing of the Amendment, each share of Old Common Stock will, automatically and without any further action by the shareholders, be converted into a lesser number of shares of New Common Stock according the ratio in the Amendment (one of 2, 4, 7.5, or 10 to one).

        Promptly after the Effective Date, the Company will notify all shareholders of record on the date of effectiveness where and by what means to surrender their stock certificates in exchange for certificates representing the New Common Stock. CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE COMPANY'S TRANSFER AGENT PRIOR TO RECEIPT OF A LETTER OF TRANSMITTAL.

        No fractional shares will be issued in the Reverse Split. Rather, if a shareholder, because of the Reverse Split, owns a fractional share of the New Common Stock, the Company will pay an amount in cash equal to the trading price of the fractional share as determined by the Nasdaq SmallCap Market listing price of the share on the day before the Effective Date for the Reverse Split.

        Until a shareholder forwards a completed letter of transmittal together with certificates representing shares of Old Common Stock to the transfer agent and receives a new certificate, such shareholder's Old Common Stock shall be deemed equal to the number of whole shares of New Common Stock, and cash in lieu of fractional shares, to which each shareholder is entitled as a result of the Reverse Split.

        Shareholders will not bear any service charges, brokerage commissions or transfer taxes when exchanging their certificates of Old Common Stock for New Common Stock. But if any certificates of New Common Stock are to be issued in a name other than that in which the certificates of Old Common Stock are registered, the Company may require that: (i) the shareholder pay any applicable transfer taxes, (ii) the transfer complies with all applicable Federal and state securities laws, and (iii) the surrendered certificate be properly endorsed and otherwise be in the proper form for transfer.

No Right To Dissent

        The Oklahoma General Corporation Act does not afford shareholders a right to dissent or otherwise seek a judicial appraisal with respect to the Reverse Split.

Certain Federal Income Tax Consequences of the Reverse Splits

        The following is a summary of the material Federal income tax consequences of the Reverse Split to shareholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion of this summary.

        The  Company   believes  that  the  Reverse  Split  will  qualify  as  a
"recapitalization" under Section 368(a)(1)(E) of the Code and as a stock-for-stock exchange under Section 1036(a) of the Code. As a result:
     1. Neither the Company nor its shareholders will recognize any gain or loss by exchanging Old Common Stock for New Common Stock in the Reverse Split, except with respect to any cash received in lieu of fractional shares.
     2. A shareholder's aggregate tax basis in his or her New Common Stock will be the same as his or her aggregate tax basis in the Old Common Stock exchanged therefor.
     3. A shareholder's holding period of the New Common Stock will include the period for which the shares of Old Common Stock were held, provided all such Common Stock was held as a capital asset on the date of the exchange.
     4. Each shareholder who receives cash, if any, in lieu of fractional share of New Common Stock will recognize capital gain or loss equal to the difference between the amount of cash received and the shareholder's tax basis allocable to such fractional share.

        This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (such as life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequence of the Reverse Split under any state, local or foreign tax laws.

        No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the Federal income tax consequences to the shareholders of the Company as a result of the Reverse Split. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE SPLIT, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS. It is the responsibility of each shareholder to obtain and rely on advice from his or her personal tax advisor as to: (1) the effect on his or her personal tax situation of the Reverse Split (including the application and effect of state, local and foreign income and other tax laws); (2) the effect of possible future legislation and Regulations; and (3) the reporting of information required in connection with the Reverse Split on his or her own tax returns. It also will be the responsibility of each shareholder to prepare and file all appropriate tax returns.

Required Vote

        To approve the Reverse Split Proposal, shareholders with a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class, must vote "for" the Proposal. The Board will vote the proxies it receives in favor of this Proposal unless shareholders specify otherwise.

        The Board Recommends that Shareholders Vote for the Reverse Splits.

                    OTHER INFORMATION ABOUT DIRECTORS, OFFICERS
                            AND CERTAIN SHAREHOLDERS

Beneficial Ownership of Directors, Officers and Certain Shareholders

        The following table sets forth certain information regarding the beneficial ownership of Atomic's Common Stock as of February 26, 2001, by (i) each director of Atomic, (ii) each named executive officer in the Summary Compensation Table, (iii) each person known or believed by Atomic to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares. [JH and G&N to update table and footnotes]

     Name of Shareholders
     Holding 5% or More,                       Beneficial Ownership (1)
                                             -----------------------------------
     Director or Executive Officer           Number of Shares            Percent
     -----------------------------           ----------------           --------
     Joe R. Love(2)                               1,194,503                25.1

     James E. Blacketer(3)                          778,000                18.5

     Shane Investments, L.C.(4)                     500,500                13.4

     Joe Robert Love, Jr.(5)                        500,500                13.4

     Red River Concepts, Inc.                       250,000                 6.7

     Don W. Grimmett(6)                             150,000                 3.8

     John R. Ritter(7)                              125,000                 3.3

     John E. Adams(8)                                29,500                   *

       All directors and officers                 2,002,003                43.1
         as a group (5 persons)(9)
--------------

*    Less than one percent.

    (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of options, warrants, rights or conversion privileges that are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the holder. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
    (2) Reflects (i) 250,000 shares held of record by Red River  Concepts,  Inc.
        ("Red River"), a company of which Mr. Love serves a director, (ii) 150,000 shares covered by options granted under an employee plan in 1997 and 1998 to CCDC, Inc., a company owned by certain trusts for the benefit of Mr. Love's adult sons, and (iii) 200,000 shares covered by a warrant granted in 1998 to CCDC. Mr. Love disclaims beneficial ownership of the warrants and options held by CCDC. He also disclaims beneficial ownership of shares owned by Shane Investments, L.C., an entity controlled by Joe Robert Love Jr., an adult son, and 122,500 shares held by a trust for the benefit of another adult son.

    (3) Reflects (i) 63,000 shares owned indirectly, (ii) 250,000 shares held of record by Red River, a company of which Mr. Blacketer serves as an officer and a director, (iii) 165,000 shares covered by options under an employee plan, and (iv) 300,000 shares issuable under a purchase agreement in exchange for a three-year note with interest at 10% payable quarterly. Mr. Blacketer disclaims beneficial ownership of 152,000 shares owned by two adult sons. Mr. Blacketer resigned as a director and President of the Company in August 2000.
    (4) Reflects indirect beneficial ownership of (i) 250,000 shares held of record by Red River, a company owned 100% by Shane Investments, L.C.,
        (ii) 600,000 shares that Red River has an option to acquire, and (iii) 250,500 shares owned directly.
    (5) Reflects indirect beneficial ownership of shares held of record by Red River, a company owned 100% by Shane Investments, L.C. Mr. Love is the manager and 100% owner of Shane Investments, L.C., is an officer and director of Red River and is the adult son of Joe R. Love, a director of the Company.
    (6) Includes options to purchase  125,000 shares held by Mr.  Grimmett.
    (7) Includes options and warrants to purchase 90,000 shares held by Mr. Ritter.
    (8) Reflects options to purchase 25,000 shares held by Mr. Adams.
    (9) Includes options, warrants and other rights to purchase 913,750 shares held directly or indirectly by executive officers and directors of the Company. See notes 2, 3, 6, 7 and 8 above.

        The business address of Messrs. Love, Adams and Grimmett is 1601 N.W. Expressway, Suite 1910, Oklahoma City, Oklahoma 73118. The business address of Mr. Ritter is [_________________].

Executive Compensation

        The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 (these persons are sometimes called the "named executive officers") for services performed in 1999, 1998 and 1997. [JH and G&N to update table and footnotes]

Summary Compensation Table

                                                          Long Term
                                                         Compensation
                               Annual Compensation (1)     Awards
                             -------------------------   -------------
                                                 Other                  All
     Name and                                    Annual                Other
Principal Position   Year  Salary($) Bonus($) Compensation  Options Compensation
------------------   ----  --------  -------- ------------  ------- ------------

  James E. Blacketer 1999   107,433    5,000         -      300,000           -
  Chief Executive    1998    98,500    5,000         -      165,000           -
    Officer(3)
                     1997    12,500        -         -            -           -
  Don W. Grimmett    1999    86,083   15,000         -       25,000           -
  Chief Operating    1998    77,500    5,000         -      100,000           -
    Officer(3)
                     1997    13,333        -         -            -           -
--------------

(1) Amounts shown include cash and non-cash compensation earned and received by the named executive officers as well as amounts earned but deferred at their election.
(2) The Company provides various perquisites to certain employees including the named executive officers. In each case, the aggregate value of the perquisites provided to the named executive officers did not exceed the lesser of $50,000 or 10% of such named executive officers' annual salary and bonus.
(3) Mr. Blacketer resigned as a director and President of the Company in August 2000. Mr. Blacketer's options issued in 1998 reflect 300,000 shares issuable under a purchase agreement in exchange for a three-year note with interest at 10% payable quarterly. The shares have not been issued nor has the note been delivered.

Stock Options Granted in 1999

        The following table sets forth information concerning the grant of stock options during 1999 to the named executive officers. [JH and G&N to update table and footnotes]

                         Individual Grants
           --------------------------------------------
                      Number of   % of Total                          Potential Realizable Value at
                      Securities   Options                               Assumed Annual Rates of
                      Underlying   Granted                             Stock Price Appreciation for
                       Options    Employees   Exercise      Expiration       Option Terms(1)
                                                                        ----------------------------
        Name         Granted (#)    in 1999  Price ($/sh)     Date      5% ($)     10% ($)
        ----         -----------   --------  -----------   --------     -------     -------
  Don W. Grimmett       25,000          19.7    $.75       12/30/03     $ 5,180    $ 11,447

  James F. Blacketer   300,000           (2)    $.75            n/a     $62,163    $137,365
 --------------

(1) The assumed annual rates of increase are based on an annually compounded increase of the exercise price through the five year option term. The calculation of potential realizable value for Mr. Blacketer disregards the interest payable on the stock purchase note. See footnote (2) below.

(2) Mr. Blacketer's option amount reflects an agreement with the Company to purchase 300,000 shares of Common Stock in exchange for a three-year note in the principal amount of $225,000 with interest at 10% payable quarterly. The shares have not been issued nor has the note been delivered. Mr. Blacketer resigned as a director and President of the Company in August 2000.

Stock Option Holdings

        The following table sets forth the number of unexercised options held by named executive officers as of December 31, 1999. [JH and G&N to update table and footnotes]

                                                      Number of Unexercised
                                                      Options at 12/31/98(1)
                                               ---------------------------------
        Name                                 Exercisable           Unexercisable
        -------------------                  -----------           -------------

        James F. Blacketer                     465,000                    -

        Don W. Grimmett                        125,000                    -
        --------------

         (1)These options are exercisable at $.75 per share. Mr. Blacketer's options include 300,000 shares issuable under a purchase agreement in exchange for a three-year note with interest at 10% payable quarterly. The shares have not been issued nor has the note been delivered. Mr. Blacketer resigned as a director and President of the Company in August 2000.

Compensation Committee Report

        Composition. The Company has a Compensation Committee (the "Committee"), to which has been delegated certain matters regarding executive compensation. The Committee is composed of two directors of the Company, Mr. Joe R. Love and Mr. John R. Ritter. Each of these Committee members is independent, defined as a person who is not an officer of the Company and who does not have a relationship with the Company that would interfere with the Committee member's exercise of independent judgment.

        Compensation Approach. The Committee sets the compensation levels of the President, establishes a general framework for the short-term incentive program and administers the long-term incentive programs. It uses a set of guiding principles, which are designed to align executive compensation with management's execution of business strategies and initiatives as well as the achievement of long-term financial performance and growth in shareholder values. The principles are as follows:

o The Company's salaries must be competitive with comparable businesses with which the Company competes for highly qualified and experienced executive and senior officers. The Committee relies on its members' knowledge of other comparable businesses and independent surveys of executive compensation in such businesses, and may retain outside consultants for advice, to ensure executive salaries are competitive.

o The Company maintains annual incentive programs sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

o The Company provides significant equity-based incentives for executive and senior officers and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as shareholders as well as employees.

        Future compensation will be closely tied to performance and its impact on the growth in shareholder value. The primary components of executive compensation are base salary, short-term cash incentives and long-term equity incentives.

        Base Salary. The Committee understands that base salaries must remain in a competitive range to retain capable management. The President's base salary is fixed annually by agreement. The Committee uses a subjective mix of the Company's performance, the executive's experience and contributions, and the levels of compensation received by similarly situated executives at comparable companies, and may increase or decrease the base salary if the Committee deems an increase or decrease is warranted. The Committee also sets the salaries of the other executive and senior officers. These salaries are evaluated in relationship to the base salary of the President and to their respective levels of responsibility and contributions to the Company and based on the other criteria described by the Committee in this report. The Committee's beliefs regarding base salary levels are based on their collective knowledge and on formal compensation surveys. Annual adjustments are made to maintain base salaries at levels competitive with comparable companies and to maintain an equitable relationship between the base salaries of executive and senior officers and overall merit increases for the Company's other employees. In the case of an executive or senior officer joining the Company, base salaries are also determined as one component of a total compensation package that is competitive with compensation granted by that officer's prior employer and/or other opportunities available to that officer.

        Annual Incentive Compensation. The Company may provide annual incentive compensation in the form of bonuses. For bonuses paid to the President, the Committee assesses incentives accorded comparable positions in other companies, the reporting of pre-tax profits for the year, a comparison of financial returns on equity and assets at comparable banking institutions, and limitations on the size of the bonus in relationship to the executive's base salary. It analyzes the bonus amount in relationship to the Company's broader corporate performance, its targeted growth objectives, and its results of operations. It also analyzes the bonus amount for the President in relationship to the individual officer's responsibilities and his importance to the Company's operating strategy. For bonuses other than that paid to the President, the Committee applies similar criteria to establish bonus amounts for the other executive and senior officers.

        Long-Term Incentive Compensation. The Company provides long-term incentive compensation primarily in the form of stock options under its Omnibus Plan. The Omnibus Plan provides for awards of up to 572,208 shares of the Company's common stock. Options covering [__________ JH need # of options outstanding] are presently outstanding and exercisable at an exercise price of $[_______ JH - price?] per share. Initial stock option awards for executive and senior officers are individually determined at or prior to employment at levels that are designed to attract qualified executive and senior officers and in certain cases to be competitive with options granted by their prior employers. Although the Company may make annual grants of options, it has chosen to concentrate the grants at the inception of employment and annual grants have not been a significant component of its compensation plan.

        Management receives value from option grants only if the common stock appreciates over the long term. The amount of individual option grants is determined based in part on competitive practices at comparable companies and on the Company's philosophy of significantly linking executive compensation with shareholder interests. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive or senior officer, including the number of shares that have vested and that remain unvested. The Committee believes that option grants by the Company to its management are comparable to the average range for similarly situated companies.

        For  additional   information   regarding   options   awards,   see  the
compensation tables preceding this report.

        Corporate Performance and President's Compensation. James E. Blacketer served as President of the Company from 1996 through August 2000. In determining the amounts of based compensation, cash bonus compensation and stock options, the Committee considered Mr. Blacketer's experience as an executive officer in the restaurant industry, his structuring and implementation of the Company's Atomic Burrito restaurant concept, and his efforts in directing the Company's operating strategy and the success of that strategy. To emphasize the importance of the Atomic Burrito concept, the Company implemented a bonus compensation plan in February 1999. Under the plan, the Company was to pay Mr. Blacketer a bonus of $10,000 per Company-owned store for each new Atomic Burrito store. This payment excluded licensed and jointly-owned stores. Mr. Blacketer was also to receive a bonus of $15,000 for each ten new Atomic Burritos, whether Company-owned, licensed or jointly owned. For each 50 stores that the Company opens, whether Company-owned, licensed or jointly owned, Mr. Blacketer was to receive a bonus of $25,000. If pre-tax earnings exceeded $600,000, Mr. Blacketer was to receive a bonus of $30,000; if pre-tax earnings exceed $800,000, a bonus of $50,000; and if pre-tax earnings exceed $1,000,000, a bonus of $75,000. In addition, as of December 31, 1999, the company had outstanding loans to [loaned] Mr. Blacketer of $149,441, of which $65,000 was advanced in 1999. These loans bore interest at 6% [interest] per annum [,] and were payable on December 31, 1999.

        All payments to be paid under this bonus plan will first be applied to any amounts owed by Mr. Blacketer to the Company. At December 31, 1999, Mr. Blacketer owed the Company $143,340. The borrowed amount excludes $225,000 payable by Mr. Blacketer under a purchase agreement for 300,000 shares. The shares have not been issued nor has the note under the purchase agreement been delivered. The Company paid Mr. Blacketer $67,500 under this plan in 1999, all of which was credited against amounts owed by Mr. Blacketer to the Company.

        In addition, the Committee compared Mr. Blacketer's cash compensation (base salary and bonus) to the cash compensation of other chief executive officers of comparable restaurant companies, as indicated by data gleaned from proxy statements and other sources. The Committee did not use an independently prepared, compensation survey.

        Based on its knowledge of industry standards and other available information, the Committee believes the amount of the cash compensation is comparable to or less than the compensation packages of similarly situated chief executive officers in the restaurant industry. This somewhat lower cash compensation level, the greater emphasis upon the bonus portion, and reliance upon stock options as a substantial portion of executive compensation reflects the Committee's emphasis upon incentive compensation and its belief that incentive compensation better aligns executive compensation with Company performance and, ultimately, the interests of the shareholders.

        The Company remains committed to a philosophy of pay for performance.


Dated:  February 21, 2001                          The Compensation Committee of
                                                            Atomic Burrito, Inc.

                                                       Mr. Joe R. Love, Chairman
                                                              Mr. John R. Ritter


        As permitted by SEC rules, the foregoing reporting is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-KSB.

Compensation Committee Interlocks and Insider Participation

        No executive officer or employee of the Company participated in Board decisions about executive compensation. No member of the Board and no employee of the Company serves or has served on the compensation committee (or board of directors of a corporation lacking a compensation committee) of a corporation employing a member of the Board.

Certain Transactions

        [JH and G&N to update]

        Sale of the Indy Club. On February 6, 1998, the partnership that owned the Company's Indianapolis club sold the Indy club to a partnership affiliated with Mr. Troy H. Lowrie, a former President and principal shareholder of the Company. The Company owns 80% of the partnership. In exchange for the Indy club, the purchaser gave the partnership a $600,000 note, which was collateralized by 732,191 shares of the Company's common stock, and assumed $490,426 of the Company's long term debt and $60,078 of its accrued interest and taxes. The note was due on February 6, 1999, and provided that the purchaser could pay the note by tendering the collateral shares. Although the purchaser assumed the long-term debt, the partnership was not released and remained contingently liable. This sale resulted in a gain to the Company of $64,861.

        The note was not paid when due. On April 14, 1999, CCDC, Inc., a corporation affiliated with Mr. Joe R. Love, a director of the Company, purchased 585,753 of the collateral shares from the purchaser for a $480,000 note due in two years and bearing interest at 6% per year. The partnership took remaining 146,438 shares of collateral stock and agreed to accept the $480,000 note from Mr. Love in full settlement of the purchaser's note. The partnership intends to liquidate by distributing 146,438 shares of the Company's common stock to unrelated partners and assigning the $480,000 note from CCDC to the Company.

        Bonus Compensation Plan; CEO Borrowings. On February 24, 1999, the Company implemented a bonus compensation plan. Under the plan, the Company will pay its President, Mr. James Blacketer, a bonus of $10,000 per Company-owned store for each new Atomic Burrito store. This payment excludes licensed and jointly-owned stores. Mr. Blacketer will also receive a bonus of $15,000 for each ten new Atomic Burrito, whether Company-owned, licensed or jointly owned. For each 50 stores that the Company opens, whether Company-owned, licensed or jointly owned, Mr. Blacketer shall receive a bonus of $25,000. If pre-tax earnings exceed $600,000, Mr. Blacketer shall receive a bonus of $30,000; if pre-tax earnings exceed $800,000, a bonus of $50,000; and if pre-tax earnings exceed $1,000,000, a bonus of $75,000.

        This bonus plan is effective for 1999 and 2000, provided that Mr. Blacketer remain as president and CEO of the Company during that time. All payments to be paid under this bonus plan will first be applied to any amounts owed by Mr. Blacketer to the Company. At December 31, 1999, Mr. Blacketer owed the Company $143,340. The borrowed amount excludes $225,000 payable by Mr. Blacketer under a purchase agreement for 300,000 shares. The shares have not been issued nor has the note under the purchase agreement been delivered.

        Other Transactions. Effective January 9, 1998, the Company sold its interest in a limited partnership for $10,000 in cash and a $210,000 note. [To whom was sale made? Terms of note? JH] The sale resulted in a gain of $192,869, net of the tax effect of $27,131.

        During March 1999, the Company sold its rights to a fully reserved receivable to [an affiliate - who? JH] for a $100,000 note receivable from [the affiliate]. [Terms of note? JH]

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        [JH to update]

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons beneficially owning more than 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and with the Company.

        Based solely on a review of the reports sent to the Company and written responses from the executive officers and directors, the Company is aware of the following filings and transactions that were not reported timely in 1999:

                                          Number of              Number of
          Name                           Late Reports      Transactions Affected
          ----                           ------------      ---------------------

          John E. Adams                            1                    1
          Don W. Grimmett                          1                    1
          Joe R. Love                              4                    4
          John W. Ritter                           2                    2


In each case, the failures related to grants of options or warrants. The Company believes these persons have not yet filed the reports relating to these transactions.

Audit Committee Report

        [G&N to review and confirm]

        Composition. The Audit Committee was formed in 1998 and in 1999 was composed of Mr. Joe R. Love (chair)and Mr. John E. Adams. Each of these members is an "independent director" and "financially literate", as defined under the recently adopted Nasdaq listing standards. The Nasdaq listing standards define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the Company that would interfere with the director's exercise of independent judgment. The Nasdaq listing standards define "financially literate" as being able to read and understand fundamental financial statements (including the Company's balance sheet, income statement and cash flow statement).

        Functions. The Audit Committee operates under a written charter, which is attached as Exhibit B to this Proxy Statement (the "Charter"). The Charter describes the Audit Committee's composition, its mission statement and principal functions, its responsibilities for review of financial statements and internal financial procedures and controls, and its relationships with the Board of Directors, the independent accountants and the Company's financial staff. The Audit Committee's responsibilities include the prior review of the Company's annual financial statements and substantiating the auditor's independence and their accountability to the Board of Directors and the Audit Committee. The Audit Committee believes that its Charter meets or exceeds the charter standards recently adopted by the Nasdaq.

        Actions Relating to the 1999 Financial Statements. The Audit Committee took the following actions with respect to the Company's audited consolidated financial statements as of and for the year ended December 31, 1999 (the "Financial Statements"):

o the Audit Committee reviewed and discussed the Financial Statements with management;

o the Audit Committee discussed with the independent auditors, Gray & Northcutt, Inc. ("Gray & Northcutt"), the matters required to be discussed by SAS 61 and SAS 90 (Communication with Audit Committees and Audit Committee Communications, respectively);

o the Audit Committee received written disclosures and the letter from Gray & Northcutt required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Gray & Northcutt its independence; and

o the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company's annual report on Form 10-KSB, based upon its review and discussions with Gray & Northcutt.

        Audits Fees in 1999. Gray & Northcutt billed the Company $[_________] in 1999 for auditing its Financial Statements and reviewing its quarterly financial statements. Audit-related fees were an additional $[_________] and include among other things bank and holding company regulatory compliance and reporting work.

        Financial Information Systems Design and Implementation Fees in 1999. Gray & Northcutt billed the Company $[_________] in 2000 for financial information systems design and implementation.

        All Other Fees in 2000. All other fees charged by Gray & Northcutt in 1999, which principally relate to tax compliance and tax consulting services, were $[_________].

        The Audit Committee considered whether Gray & Northcutt's non-audit services are compatible with maintaining its independence as an auditor.

        Change in Auditors. Gray & Northcutt resigned as the Company's auditor in August 2000 and was replaced by Hogan & Slovacek, LLP, who is auditing the financial statements for the year ended December 31, 2000. Since Hogan & Slovacek is expected to have completed its audit before the Annual Meeting, the Audit Committee has not recommended that the shareholders ratify the selection of Hogan & Slovacek as the Company's independent auditors for this past year's financial statements. The Audit Committee will recommend Hogan & Slovacek as the Company's independent auditors for the financial statements covering the year ended December 31, 2001. This recommendation will occur at the 2001 Annual Meeting, which is expected to occur in May or June of this year.

        The reports of Gray & Northcutt on the Company's financial statements for the years ended December 31, 1999 and 1998, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1999 and 1998, and in the subsequent interim periods, there were no disagreements with Gray & Northcutt on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Gray & Northcutt, would have caused Gray & Northcutt to make reference to the matter in their reports, and there were no reportable events under paragraph (a)(1)(v) of Item 304 of Regulation S-K, as promulgated by the Securities and Exchange Commission.

        During the two most recent years ended December 31, 1999, and during the subsequent interim period prior to engaging Hogan & Slovacek, neither the Company nor someone on the Company's behalf consulted with Hogan & Slovacek regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The predecessor auditor informed the Company of the existence of no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.


Dated:  February [___], 2001                           The Audit Compensation of
                                                            Atomic Burrito, Inc.
                                                       Mr. Joe R. Love, Chairman
                                                               Mr. John E. Adams

                   OTHER INFORMATION ABOUT THE ANNUAL MEETING

Other Matters Coming Before The Meeting

        As of the date of this Proxy Statement, the Company knows of no business to come before the meeting other than that referred to above. The Company's rules of conduct for the annual meeting prohibit the introduction of substantive matters not previously presented to the shareholders in a proxy statement. As to other business, such as procedural matters, that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of the Company and its shareholders.

Shareholder Proposals for the Next Annual Meeting

        Any shareholder who wishes to present a proposal at the Company's 2001 Annual Meeting of Shareholders must deliver such proposal to the Secretary of the Company by March 15, 2001, for inclusion in the Company's proxy, notice of meeting, and proxy statement for the 2001 Annual Meeting.

Additional Information

        The Company will bear the cost of soliciting proxies. Officers and regular employees of the Company may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without compensation other than their regular compensation. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

        THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST ADDRESSED TO MR. DON W. GRIMMETT, PRESIDENT, ATOMIC BURRITO, INC., 1601 N.W. EXPRESSWAY, SUITE 1910, OKLAHOMA CITY, OKLAHOMA 73118. SHAREHOLDERS REQUESTING EXHIBITS TO THE FORM 10-KSB WILL BE PROVIDED THE SAME UPON PAYMENT OF REPRODUCTION EXPENSES.

                                                       Sincerely,



                                                     Don W. Grimmett
                                                        President
February 28, 2001

                                    EXHIBIT A

                                FORM of AMENDMENT
                                     to the
                          CERTIFICATE of INCORPORATION

        Atomic Burrito, Inc., a corporation organized and existing under the Oklahoma General Corporation Act (the "Corporation"), does hereby certify:

        FIRST: That the first numbered paragraph of Article FOURTH of the Articles of Incorporation, as amended, is hereby deleted and the following is substituted in lieu thereof:

        "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 35,000,000, consisting of 25,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.10 per shares (the "Preferred Stock").

        Immediately upon the filing of this Amendment to the Articles of Incorporation (the "Effective Time"), [each two (2), four (4), seven and one half (7.5), or ten (10)] shares of the Common Stock, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of Old Common Stock, be combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock (the "New Common Stock" and the "Reverse Split"), subject to the treatment of fractional share interests as described below. The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time regardless of when the certificates representing such Old Common Stock are physically surrendered to the Corporation in exchange for certificates representing New Common Stock. After the Effective Time, certificates representing the Old Common Stock will, until surrendered to the Corporation in exchange for New Common Stock, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Amendment and the right to receive cash in lieu of any fractional share interest. No certificates representing fractional shares of New Common Stock shall be issued in connection with the Reverse Split. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock shall be entitled to receive in lieu of fractional shares and upon surrender to the Corporation's transfer agent of their certificates representing Old Common Stock, duly endorsed, a cash payment in an amount equal to the product calculated by multiplying (i) the closing sales price of the Corporation's Common Stock on the Effective Date as reported on the Nasdaq SmallCap Market or, if no such sales price exists, the mid-range between the last bid and asked price on the Effective Date by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been converted into a fractional share interest. Upon surrender by a holder of Old Common Stock of a certificate or certificates for Old Common Stock, duly endorsed, to the Corporation's transfer agent, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Old Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of New Common Stock to which such holder shall be entitled as aforesaid together with cash in lieu of any fractional share interest."

        SECOND: That said Amendment was duly adopted in accordance with the provisions of Section [_________] of the Oklahoma General Corporation Act.

                                    EXHIBIT B

                              ATOMIC BURRITO, INC.
                                 AUDIT COMMITTEE
                                     CHARTER


        The Board of Directors of Atomic Burrito, Inc. (the "Company") has constituted and established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

A.  Composition

    The Committee shall consist of three or more directors, each of whom is independent of management and free from any relationship to that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member must also be able to read and understand fundamental financial statements (including the company's balance sheet, income statement and cash flow statement), or become able to do so within a reasonable time after being appointed to the Committee. Furthermore, at least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities). These requirements are intended to satisfy the Nasdaq listing requirements relating to the composition of audit committees, and shall be construed accordingly.

B.  Mission Statement and Principal Functions

    The Committee shall have access to all records of the Company, shall perform the following functions, and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall:

     (1) Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

     (2) Review the Company's audited financial statements and related footnotes and the "Management's Discussion and Analysis" portion of the annual report on Form 10-KSB prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company's annual report on Form 10-KSB, based upon the Committee's review and discussions with the outside auditors.

     (3) Ensure that the outside auditors review the Company's interim financial statements before the Company files its quarterly report on Form 10-QSB with the SEC.

     (4) Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

     (5) Meet with the Company's legal counsels to review legal matters that may have a significant impact on the Company or its financial reports.

     (6) Insure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

     (7) Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements. In respect thereto to recommend to the Chairman of the Board any changes that appear necessary to conform releases with appropriate professional practice.

     (8)     Review and reassess the adequacy of this Charter annually.

     Independent Accountants:

     (9) Affirm an understanding with the outside auditors that they are ultimately accountable to the Board of Directors and to the Committee and that the Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

     (10) Ensure that the outside auditors submit to the Committee written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss with the auditors the auditors' independence.

     (11) Maintain an active dialogue with the outside auditors regarding any disclosed relationships or services that could affect the objectivity and independence of the outside auditors, and be responsible for taking, or recommending that the Board of Directors take, appropriate action to oversee the outside auditors' independence.

     (12) Discuss with the outside auditors the matters required to be discussed by SAS 61 (Communication with Audit Committees) and SAS 90 (Audit Committee Communications).

     (13) Review management's recommendation on the outside auditors to be selected each year and make a final proposal to the Board of Directors in respect to such appointment.

     (14) With the Chief Financial Officer, review the general scope of the annual outside audit, approve the extent and nature of such activity, and agree upon the general level of the related fees.

     (15) Consider any significant non-audit assignments given to the outside auditors and judge their impact upon the general independence of the outside auditors as they perform the annual audit.

     (16) Maintain independent contact with the senior personnel of the outside auditors and communicate freely and openly with them regarding financial developments.

     Internal Audit Department

     (17) Cause to be maintained an appropriate internal audit program covering the Bank and all its subsidiaries by internal auditors who report to the Committee and the Board of Directors.

     (18) Review and approve the audit plan and budget of the Internal Audit Department which shall report at least annually to the Committee regarding the staffing plans, financial budget and audit schedules and the adequacy thereof.

     (19) Act upon management's recommendation in regard to the selection of and/or the dismissal of the Director of Internal Audit.

     (20)    Review   the  scope   and   coordination   efforts   of  the  joint
             internal/external audit program with both internal and external auditors.

     (21) Review reports of any material defalcations and other reportable incidents related to the Company's financial statement or financial reporting and supervise and direct any special projects or investigations considered necessary by the Committee.

     (22) Review reports of the internal auditors and reports of financial examinations made by regulatory agencies and management's response to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

     Regulatory Compliance:

     (23) Cause to be maintained an appropriate regulatory compliance program covering the Bank and its subsidiaries to aid compliance with the laws and regulations applicable to financial institutions.

     (24) Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

     (25) Receive reports on the Bank's compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the Internal Audit Department and the Bank's independent public accountant.

     Internal Controls and Procedures:

     (26) Review periodically the scope and implications of the Company's internal financial controls and procedures and consider their adequacy.

     (27) Maintain direct access to the senior Bank staff. If useful, require that studies be initiated on subjects of special interest to the Committee.

     (28) Review the comments on internal control submitted by the outside and internal auditors and insure that appropriate suggestions for improvement are promptly considered for inclusion into the Company's internal financial procedures.

     Special Duties:

     (29) If requested by the Chairman of the Board, make special studies of matters related to the financial operations of the Company or to allegations of managerial misconduct by its executives.

C.  Meetings

    Meetings of the Committee will be held annually after completion of the financial audit and prior to the filing of the annual report on Form 10-KSB.

    Meetings shall also be held at such other times as shall be required by the Chairman of the Board or the Committee. Meetings may be called by the Chairman of the Committee and/or management of the Company. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and an oral report shall be presented by the Committee at each Board meeting.

    At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the representatives of the independent accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.



                                                            Adopted by Committee
                                                      as of February [___], 2001

                                                               Approved by Board
                                                      as of February [___], 2001

Atomic Burrito, Inc.              This Proxy Is Solicited on Behalf of the Board
1601 N.W. Expressway,               of Directors
Suite 1910                        The undersigned hereby appoints Joe R. Love
Oklahoma City, Oklahoma 73118     and John E. Adams, as Proxies, each with the
                                  power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Atomic Burrito, Inc. held of record by the undersigned on February 26, 2001, at the Annual Meeting of Shareholders to be held on March 28, 2001, or any adjournment thereof.

1. ELECTION OF DIRECTORS  FOR all nominees listed below[ ] WITHHOLD AUTHORITY[ ]
                           (except as marked to            to vote for all
                            the contrary below)         nominees listed  below

          (INSTRUCTION: To withhold authority to vote for any individual nominee strike  through the nominee's name below.)

           Don W. Grimmett, Joe R. Love, John E. Adams and Bill Smith

2. CHANGE OF NAME TO ATOMIC ENTERTAINMENT, INC.
                      FOR [ ] AGAINST [ ] ABSTAIN [ ]

3. APPROVAL OF REVERSE STOCK SPLITS.
                      FOR [ ] AGAINST [ ] ABSTAIN [ ]

4. TRANSACTION OF INCIDENTAL BUSINESS
                      FOR [ ] AGAINST [ ] ABSTAIN [ ]

                                     (over)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR APPROVAL OF THE NAME CHANGE AND THE REVERSE STOCK SPLITS.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATED:____________________________, 2001

                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                  (Signature if held jointly)

                                   Please mark, sign, date and return this Proxy
                                      Card promptly using the enclosed envelope.

                                       2